EXHIBIT 10.4


                       UNITED SHIPPING & TECHNOLOGY, INC.
                                   $1,690,000

                        9% CONVERTIBLE SUBORDINATED NOTE

                           DATED AS OF APRIL 25, 2000

                          ----------------------------

THE SECURITIES REPRESENTED HEREBY WERE NOT ISSUED IN A TRANSACTION REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR, IN THE OPINION OF COUNSEL TO THE ISSUER, IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS.

                          ----------------------------

         United Shipping & Technology, Inc., a Utah corporation (herein called the "Company"), for value received, hereby promises, subject to the provisions of Section 401 hereof, to pay to J. Iver & Company or its assigns the aggregate principal sum of One Million Six Hundred Ninety Thousand Dollars ($1,690,000) in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay to the registered holder hereof interest from the date hereof on said principal sum, in like coin and currency, at a rate per annum of nine percent (9%) calculated on the basis of a 360-day year of twelve 30-day months. The principal amount of and interest on this Note shall be payable in consecutive, combined monthly installments of principal and interest, each in an amount equal to $200,000 (or such lesser amount if less than $200,000 of unpaid principal and accrued interest is outstanding on this Note), payable on the first day of each month, commencing May 1, 2000 (each such installment to be applied to the payment of accrued interest on the unpaid principal and the remainder to be applied to principal), and continuing until all principal and interest is paid or otherwise provided for.

         All payments shall be made at the office of the Company in the City of Minneapolis, Minnesota; provided, however, that payment of principal and interest may be made at the option of the registered holder by wire transfer of funds to such bank account in the United States as shall be designated in writing to the Company by the registered holder hereof or by

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check mailed to the address of the person entitled thereto as such address shall appear in the Note Register maintained by the Company.

         This Note may be prepaid, in whole or in part, at any time by the Company, without premium.

         In the event any payment of principal and interest on this Note is not paid within three (3) days after the date such payment was due (whether by regular installment, by acceleration, at maturity, or otherwise) the principal amount of this Note shall thereafter bear interest at the rate of 15% per annum until such overdue payment is made.

                                   ARTICLE ONE

                                  Defined Terms

         SECTION 101. Defined Terms. Unless the context otherwise requires, capitalized terms used herein shall be defined in Article Ten.

                                   ARTICLE TWO

                               General Provisions

         SECTION 201. Mutilated, Destroyed, Lost or Stolen Note. If this Note is mutilated, destroyed, lost or stolen, the Company shall execute and deliver a new Note, in exchange and substitution for the mutilated Note or in lieu of and in substitution for the destroyed, lost or stolen Note. In such case, the Noteholder shall furnish to the Company such security or indemnity as may be required by it to save the Company harmless, and, in every case of destruction, loss or theft the Noteholder shall also furnish to the Company evidence to its satisfaction of the destruction, loss or theft of this Note and of the ownership thereof.

         SECTION 202. Exchange and Registration of Notes. This Note may be exchanged by surrender hereof at the office of the Company maintained for that purpose in accordance with the provisions of Section 503, and the Company shall execute and deliver in exchange herefor the Note or Notes which the Noteholder making the exchange shall be entitled to receive.

         The Company shall keep or cause to be maintained at said office a register (herein sometimes referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall register this Note.

                                  ARTICLE THREE

                                   [Reserved]


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                                  ARTICLE FOUR

                               Conversion of Note

         SECTION 401. Conversion Right and Conversion Price. Subject to and upon compliance with the provisions of this Article Four, the registered holder hereof shall have the right and option to convert all or any part of the outstanding principal amount of and accrued interest on this Note, in increments of not less than $200,000 or, if less, the remaining balance of principal and interest on this Note, at any time that there is a conversion price in effect pursuant to a Notice to Set Conversion Price delivered in accordance with the following paragraph into that number of fully-paid and nonassessable shares (calculated as to such conversion to the nearest 1/100th of a share) of common stock, par value $.004 per share of the Company, obtained by dividing the outstanding principal amount of, and accrued interest on this Note (or portion thereof surrendered for conversion) by the conversion price in effect at the time of conversion, upon surrender of the Note accompanied by (i) a duly executed Notice of Conversion (in the form attached as Exhibit A hereto) during usual business hours at the office or agency to be maintained by the Company in accordance with the provisions of Section 503 and (ii) a written instrument or instruments of transfer in form satisfactory to the Company duly executed by the holder or the holder's attorney duly authorized in writing; provided that in no event shall the aggregate number of shares of common stock of the Company into which this Note may be converted equal or exceed 20% of the aggregate number of shares of common stock of the Company outstanding on the date hereof.

         Unless adjusted as set forth in Section 403 below, the price at which shares of Common Stock shall be delivered upon conversion of all or any part of this Note (herein called the "conversion price") shall be the average closing sale price per share of the Common Stock for the twenty (20) trading days immediately preceding the date of a Notice to Set Conversion Price in the form of Exhibit B hereto, executed by the holder of this Note and delivered on the same day by fax to the Company (with an original by overnight courier). The conversion price established pursuant to any Notice to Set Conversion Price shall remain in effect until the earlier of (i) a date 150 days following the date of the Notice to Set Conversion Price, or (ii) the execution and delivery by the holder hereof of a superseding Notice to Set Conversion Price. A Notice to Set Conversion Price or any superseding Notice to Set Conversion Price may be given at any time as to all or any portion of this Note. Multiple conversion prices may be in effect for different portions of this Note at any time.

         The delivery of one or more Notices to Set Conversion Price shall not relieve the Company from its obligation to continue to make payments of principal and interest on this Note as otherwise required under any of the provisions hereof. In the event that any such payments reduce the outstanding balance of this Note to an amount less than the amount described in any Notice to Set Conversion Price, then (i) if there is only one Notice to Set


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Conversion Price in effect, the amount available to be converted under the
Notice to Set Conversion Price shall be reduced to the total outstanding balance of principal and interest in this Note and (ii) if more than one Notice to Set Conversion Price is then in effect, the amounts available to be converted under each such Notice shall be reduced proportionately.

         SECTION 402. Issuance of Common Stock on Conversion. (a) Within two (2) business days after the surrender of this Note or any portion thereof for conversion, the Company shall deliver or cause to be delivered at its said office or agency, to or upon the written order of the holder hereof, certificates representing the number of fully paid and nonassessable shares of Common Stock of the Company into which this Note or portion thereof surrendered for conversion may be converted in accordance with the provisions of this Article Four. Such conversion shall be deemed to have been made at the close of business on the date that this Note or portion thereof shall have been surrendered for conversion with a Notice of Conversion duly executed, so that the rights of the Noteholder shall cease at such time and, subject to the following provisions of this paragraph, the person or persons entitled to receive the shares of Common Stock upon conversion of this Note or portion thereof shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time and such conversion shall be at the conversion price or prices in effect at such time; provided, however, that no such surrender on any date when the stock transfer books of the Company shall be closed shall result in the person or persons entitled to receive the shares of Common Stock upon such date, and such person or persons shall become record holders of such shares of Common Stock for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; and, in that event such conversion shall be at the conversion price or prices in effect on the date that this Note shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Unless the entire outstanding amount of principal and interest on the Note has been converted into Common Stock, the Company shall issue to the holder hereof a new Note of like tenor and terms for the remaining principal balance due after such conversion.

         (b) No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional share of Common Stock which would otherwise be issuable upon conversion of this Note (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the closing sale price per share of Common Stock on the date of conversion.

         SECTION 403. Adjustments of Conversion Price. The conversion price or prices in effect at any time shall be subject to adjustments from time to time on or after the date of the applicable Notice to Set Conversion Price and prior to the expiration thereof or the issuance of a superseding Notice to Set Conversion Price as follows:

                  (i) If the Company shall (A) declare a dividend or make a distribution payable in Common Stock on the Common Stock, (B) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (C) combine its outstanding shares of Common Stock into a smaller number of shares, the


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


         conversion price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately reduced in the case of any increase in the number of shares of Common Stock outstanding, and increased in the case of any reduction in the number of shares of Common Stock outstanding, so that the Noteholder shall be entitled to receive the kind and amount of shares which he would have owned or have been entitled to receive had this Note been converted into Common Stock immediately prior to such time and had such Common Stock received such dividend or other distribution or participated in such subdivision, combination or reclassification. Such adjustment shall be effective as of the record date for such dividend or distribution or the effective date of such combination, subdivision or reclassification and shall be made successively whenever any event listed above shall occur. If, as a result of an adjustment made pursuant to this Section 403(i), the holder of this Note thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of the capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive if made in good faith and shall be described in a statement provided to the registered holder of this Note) shall in good faith determine the allocation of the conversion price between and among shares of such classes of capital stock.

                  (ii) If (A) the Company shall issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days of the date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined in paragraph (iv) below) of the Common Stock, on the date fixed for the determination of stockholders entitled to receive such rights or warrants (the "Determination Date"), and (B) such rights or warrants are not issuable in respect of the shares of Common Stock issuable upon conversion of this Note, then the conversion price at the opening of business on the day following the Determination Date shall be reduced by multiplying the conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Determination Date plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price of the Common Stock and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the Determination Date plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the Determination Date. For purposes of determining under this paragraph the number of shares of Common Stock outstanding at any time, there shall be excluded all shares of Common Stock held in the treasury of the Company. If any or all such rights or warrants are not so issued or expire or terminate before being exercised, the conversion price then in effect shall be appropriately readjusted, but such readjustment shall not be applied retroactively to any conversion hereof effected prior to such readjustment.


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


                  (iii) If (A) the Company shall distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding cash dividends or a distribution referred to in paragraph (i) above or paid out of surplus) or rights or warrants to subscribe for or purchase any of the Company's securities (excluding those referred to in clause (A) of paragraph (ii) above), and (B) such evidences of indebtedness, assets, rights or warrants are not issuable in respect of shares of Common Stock issuable upon conversion of this Note, then the conversion price shall be adjusted so that it shall equal the price determined by multiplying the conversion price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors of the Company, in good faith and in the exercise of its reasonable business judgment and described in a resolution of the Board of Directors certified by the Secretary or Assistant Secretary), of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price per share of the Common Stock; provided, however, if exercise of such right or warrant is subject to the occurrence of a contingent event, adjustment of the conversion price shall be made in the manner provided for in paragraph (ii) above and the date that the right or warrant becomes exercisable shall be deemed to be the Determination Date for purposes of such adjustment. The conversion price adjustment made pursuant to this paragraph (iii) shall become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution (except in the case of rights or warrants subject to exercise upon the occurrence of a contingent event, in which case such adjustment shall become effective at the time such rights or warrants become exercisable).

                  (iv) For the purposes of this Article Four, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the last reported sale prices for the ten (10) consecutive Trading Days (as defined below) next preceding the day in question. The last reported sale price for each day shall be (i) the last reported sale price of Common Stock on the New York Stock Exchange or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (ii) if not quoted as described in clause (i), the mean between the high bid and low asked quotations for Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for such class of stock on at least 5 of the 10 preceding days, or (iii) if the Common Stock is listed or admitted for trading on any national securities exchange, the last sale price, or the closing bid price if no sale occurred, of such class of stock on the principal securities exchange on which such class of stock is listed. If the Common Stock is quoted on a national securities or central market system, in lieu of a market or quotation system described above, the closing price shall be determined in the manner set forth in clause (ii) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (iii) of the preceding sentence if actual transactions are reported. If none of the conditions set forth above is met, the closing price of Common Stock on any day or the average of such closing prices for any period shall be the fair market value of such class of stock as determined in good faith in the exercise of their reasonable business judgment by the Board of Directors of the Company. As used herein the term "Trading Days" with respect to Common Stock shall mean (i) if the Common Stock is quoted on the New York Stock Exchange or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system or (ii) if the Common Stock is listed or admitted for trading on any national securities exchange days on which such national securities exchange is open for business.

                  (v) All calculations under this Section 403 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                  (vi) No adjustment in the conversion price shall be required pursuant to any paragraph of this Section 403 unless such adjustment (together with prior adjustments which by reason of this paragraph (vi) were not required to be made at the time otherwise required by the above paragraphs of this Section 403) would require a change of at least 1 % in such price; provided, however, that any adjustments which by reason of this paragraph (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

         SECTION 404. Certain Notices and Calculations. Whenever the conversion price is adjusted as provided in Section 403, the Company shall promptly deliver to the Noteholder an Officers' Certificate setting forth the conversion price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which Officers' Certificate shall be conclusive evidence of the correctness of any such adjustment.

         SECTION 405. Effect of Consolidation, Merger, etc. (a) In case of any consolidation or merger of the Company with and into any other corporation (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), or in case of any sale or transfer of all or substantially all of the assets of the Company, or the reclassification of the Common Stock into another form of capital stock of the Company, whether in whole or in part, this Note shall thereafter be convertible, in lieu of the shares of Common Stock otherwise purchasable and receivable upon conversion of this Note, into the kind and amount of shares of stock and other securities and property or cash (including, if applicable, Common Stock) which the holder would have been entitled to receive upon such consolidation, merger, sale, transfer or reclassification if he had held the Common Stock issuable upon the conversion of this Note immediately prior to such consolidation, merger, sale, transfer, or reclassification. Notwithstanding the foregoing, if the holders of Common Stock in any such consolidation, merger, sale, transfer or reclassification are afforded an election or are otherwise permitted or required to exchange such shares for two or more alternate forms of consideration, then the holder of this Note


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shall after such consolidation, merger, sale, transfer or reclassification have the right to convert this Note into the kind and amount of shares of stock and other securities and property or cash (including, if applicable, Common Stock) into or for which the Common Stock issuable upon conversion of this Note would have been converted or exchanged as a result of such consolidation, merger, sale, transfer or reclassification if held by a holder of Common Stock who failed to exercise such rights of election (provided that if the kind and amount of shares of stock and other securities and property or cash receivable upon such consolidation, merger, sale, transfer or reclassification is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this
Section 405(a), the kind and amount of shares of stock and other securities and property or cash receivable upon such consolidation, merger, sale, transfer or reclassification in respect of each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).

         (b) The above provisions of this Section 405 shall similarly apply to successive reclassification and changes of shares of Common Stock of the Company and to successive consolidations, mergers, sales. transfers, or reclassifications.

         SECTION 406. Reserves. The Company covenants that it will at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued Common Stock, solely for the purpose of issue upon conversion of this Note as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of this Note. The Company covenants that all shares of Common Stock which shall be so issuable shall, upon issuance, be duly and validly issued and fully paid and non-assessable. The Company shall from time to time, in accordance with applicable law, increase the authorized amount of its Common Stock if at any time the authorized amount of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all Notes at the time outstanding.

         SECTION 407. Certain Covenants. (a) Before taking any action which would cause an adjustment reducing the conversion price below the then stated or par value of the shares of Common Stock issuable upon conversion of this Note, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted conversion price.

         (b) The Company covenants that if any shares of Common Stock required to be reserved for purposes of conversion of this Note require registration with or approval of any governmental authority under any Federal or State law, or listing upon any national securities exchange, before such shares may be issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered, approved or listed, as the case may be. The covenant is in addition to the covenant of the Company in
Section 504 to issue shares of Common Stock which have been registered for public resale under the Act.


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


         SECTION 408. Taxes Upon Conversion. The issuance of certificates for shares of Common Stock upon the conversion of this Note shall be made without charge to the converting Noteholder for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the holder of this Note; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of this Note, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid; and provided, further, that in no event shall the Company be required to pay or reimburse the holder for any income tax payable by such holder as a result of such issuance.

         SECTION 409. Certain Notices. In case:

                  (i) the Company shall authorize the distribution to all holders of its Common Stock of evidences of its indebtedness or assets (other than cash dividends or other cash distributions paid out of surplus); or

                  (ii) the Company shall authorize the granting to all holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock or any class or of any other rights; or

                  (iii) of any reclassification of the capital stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale, lease or transfer of all or substantially all of the property of the Company; or

                  (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in each case, the Company shall cause to be mailed, to the holder hereof at such holder's last address as the same appears on the Note Register, at least 20 days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding up.

         SECTION 410. Common Stock Defined. Whenever reference is made in this Article Four to the issue or sale of shares of Common Stock, the term "Common Stock" shall


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include only shares of the class designated as Common Stock, $.004 par value, of the Company at the date hereof or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided, that if at any time there shall be more than one such resulting class, the shares of each such class then so deliverable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                                  ARTICLE FIVE

                       Particular Covenants of the Company

         SECTION 501. Payment of Principal and Interest on Note. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of and the interest on this Note at the place, at the respective times and in the manner provided herein.

         SECTION 502. Prepayments. (a) Mandatory. In the event that after the date hereof, the Company receives (net of fees, commissions and expenses) cash proceeds from the issuance of its Common Stock in the amount of $15,000,000 or more in any single transaction or related series of transactions, the Company shall prepay this Note in the amount at least equal to 50% of the outstanding principal amount of, and accrued interest on this Note on the date that is later of (i) the business day following the expiration of the notice period contemplated in Section 502(c) or (ii) fifteen (15) days after the receipt of such cash proceeds.

                  (b) Voluntary. The Company may at any time prepay all or part of the outstanding principal of and interest on this Note, without premium or penalty.

                  (c) Notice. Within five (5) days of receipt of cash proceeds (as provided in Section 502 (a)(ii)), the Company shall give the holder of this Note notice of such receipt. The Company shall give the holder of this Note at least 10 business days notice prior to any prepayment pursuant to Section 502(a) or (b), which notice may be waived by the holder of this Note.

         SECTION 503. Office for Notices and Payments, etc. So long as this Note remains outstanding, the Company will maintain in the City of Minneapolis, Minnesota, an office or agency where this Note may be presented for payment, an office or agency where this Note may be presented for registration of transfer or exchange or for conversion as herein provided, and an office or agency where notices and demands to or upon the Company in respect of this Note may be served. Until otherwise designated by the Company in a written notice such offices or agencies shall be the offices of the Company.

         SECTION 504. Common Stock issued to be Registered for Resale. Within sixty (60) days following the date of this Note, the Company shall either (i) have an effective


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


registration statement on file with the Securities and Exchange Commission covering the shares of Common Stock to be issued upon conversion of this Note, or (ii) have made arrangements for a buyer to purchase such shares at the current market price within two (2) business days after this Note is surrendered for conversion. Solely for purposes of clause (i) of the preceding sentence, the number of shares of Common Stock issuable upon conversion of this Note shall be deemed to be 338,000, less the number of shares of Common Stock previously sold pursuant to clause (i) or (ii) immediately above; provided, that, if at any time the shares registered under such registration statement are less than one hundred twenty percent (120%) of the number of shares of Common Stock into which the outstanding principal and accumulated interest of this Note is then convertible, the Company shall promptly amend such registration statement or file a new registration statement such that upon the effectiveness of the amended or new registration statement there shall be at least that number of shares registered under such registration statement which is equal to one hundred twenty percent (120%) of the number of shares of Common Stock into which the outstanding principal and accumulated interest of this Note is then convertible. If the holder of this Note delivers a Conversion Notice after sixty
(60) days following the date of this Note, and neither of such resale options are available, the Company shall within one (1) business day notify the holder of this Note thereof. Following receipt of such notice from the Company, (i) if the holder of this Note within one (1) business day confirms in writing its desire to convert this Note in accordance with the Conversion Notice, then this Note will be converted in accordance with the provisions of Article IV hereof, or (ii) if such confirmation is not received, this Note will not be converted and, in either such event, the then outstanding principal amount of this Note would be increased by the following percentages:

                  (i) 10% if the Conversion Notice is received more than sixty
         (60) days, but not more than ninety (90) days after the date of this Note;

                  (ii) 15%, less the percentage amount of any prior adjustments under this Section 504, if the Conversion Notice is received more than ninety (90) days, but not more than one hundred twenty (120) days after the date of this Note;

                  (iii) 20%, less the percentage amount of any prior adjustments under this Section 504, if this Conversion Notice is received more than one hundred twenty (120) days, but not more than one hundred fifty
         (150) days after the date of this Note;

                  (iv) 25%, less the percentage amount of any prior adjustments under this Section 504, if the Conversion Notice is received more than one hundred fifty (150) days, but not more than one hundred eighty
         (180) days after the date of this Note; and

                  (v) 50%, less the percentage amount of any prior adjustments under this Section 504, if the Conversion Notice is received more than one hundred eighty (180) days after the date of this Note;

provided, however, that only one such adjustment will be made during each period described in clause (i) through (v) above.

                                   ARTICLE SIX

                    Immunity of Incorporators, Stockholders,
                             Officers and Directors

         SECTION 601. Note Solely Corporate Obligation. No recourse for the payment of the principal of or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Note or in any supplemental debenture, or because of the creation of any indebtedness represented hereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Note.

                                  ARTICLE SEVEN

                          Remedies in Event of Default

         SECTION 701. Event of Default. In case one or more of the following Events of Default shall have occurred and be continuing:

                  (a) default in the payment (whether or not prohibited by the provisions of Article Eight) of any installment of interest and principal upon this Note as and when the same shall become due and payable, either at maturity, by declaration or otherwise, and continuance of such default for a period of 10 days; or

                  (b) default in the issuance of Common Stock upon conversion as provided in Section 402, and continuance of such default for a period of 15 days; or

                  (c) failure on the part of the Company duly to observe or perform any covenants or agreements (other than a covenant or agreement the breach or a default in the performance of which is elsewhere in this Section 701 specifically dealt with) on the part of the Company in the Note contained for a period of 60 days after the date on which written notice (such written notice to state it is a "Notice of Default" hereunder) of such failure, requiring the Company to remedy the same, shall have been given to the Company and each holder of any Senior Indebtedness and each person or entity committed or obligated to issue or fund any Senior Indebtedness (provided that such holder, person or entity has previously given the holder hereof written notice to the effect that it is a holder of Senior Indebtedness or a person or entity committed or obligated to issue or fund Senior Indebtedness (as the case may be) and that such holder, person or entity requests that he or it be given any such notice) by the holder hereof; or

                  (d) the Company or any of its Subsidiaries defaults in any payment of principal of or interest on any other obligation for borrowed money beyond any period of grace provided with respect thereto or in the performance of any other agreement, term or condition contained in any agreement under which any such obligation is created if the effect of such default is to cause, or permit the holder or holders of any obligation or obligations of the Company or any of its Subsidiaries in excess of $1,000,000 in the aggregate (or a trustee on behalf of such holder or holders) to cause, such obligation or obligations to become due prior to their stated maturity; or

                  (e) without the consent of the Company or any of its Subsidiaries, a court having jurisdiction shall enter an order for relief with respect to the Company or any of its Subsidiaries under the Bankruptcy Code or without the consent of the Company or any of its Subsidiaries a court having jurisdiction shall enter a judgment, order or decree adjudging the Company or any of its Subsidiaries, a bankrupt or insolvent, or enter an order for relief for reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Subsidiaries under the Bankruptcy Code or applicable state insolvency law and the continuance of any such judgment, order or decree unstayed and in effect for a period of 90 consecutive days; or

                  (f) the Company or any of its Subsidiaries shall institute proceedings for entry of an order for relief with respect to the Company or any of its Subsidiaries under the Bankruptcy Code or for an adjudication of insolvency, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition seeking, or seek or consent to reorganization, arrangement, composition or relief under the Bankruptcy Code or any applicable state law, or shall consent to the filing of such petition or to the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator or similar official (other than a custodian pursuant to 8 Delaware Code Section 226 or any similar statute under other state laws) of the Company or any of its Subsidiaries or of substantially all of its property, or the Company or any of its Subsidiaries shall make a general assignment for the benefit of creditors as recognized under the Bankruptcy Code;

then and in each and every such case, unless the principal of this Note shall have already become due and payable, (i) in the case of an Event of Default under subclause (e) or (f) of this Section 701, the principal of this Note and all accrued interest shall become immediately due and payable without any further action on the part of the holder hereof and (ii) in each other case, the holder hereof, by notice in writing to the Company and each holder of any Senior Indebtedness and each person or entity committed or obligated to issue or fund any Senior Indebtedness (provided that such holder, person or entity has previously given the holder hereof written notice to the effect that it is a holder of Senior Indebtedness or a person or entity committed or obligated to issue or fund Senior Indebtedness (as the case may be) and that such holder, person or entity requests that he or it be given any such notice), may declare the principal of this Note and any accrued interest to the date of declaration to be due and payable immediately, and in either such case the same shall become and shall be immediately due and payable, anything in this Note to the contrary notwithstanding.

         SECTION 702. Remedies Cumulative and Continuing. All powers and remedies given by this Article Seven to the Noteholder shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other thereof or of any other powers and remedies available to the Noteholder, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Note, and no delay or omission of the holder of this Note to exercise any right or power accruing upon any default occurring and continuing as aforesaid, shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and every power and remedy given by this Article Seven or by law to the Noteholder may be exercised from time to time, and as often as shall be deemed expedient, by the Noteholder.

                                  ARTICLE EIGHT

                              Subordination of Note

         SECTION 801. Agreement of Subordination. The Company irrevocably covenants and agrees, and the holder of this Note, by acceptance hereof, likewise irrevocably covenants and agrees, that the payment of the principal of and interest on this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment and/or cancellation (as shall be appropriate) in full of all Senior Indebtedness. The provisions of this Article Eight are made for the benefit of the holders of Senior Indebtedness, and such holders shall, at any time, be entitled to enforce such provisions against the Company or Noteholder. No holder of any Senior Indebtedness shall be deemed to owe any fiduciary duty or any other obligation to any holder of this Note now or at any time hereafter.

         SECTION 802. Payment Over of Proceeds Upon Dissolution, etc. (a) In the event of (x) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relative to the Company or its creditors or its property, (y) any proceeding for voluntary liquidation, dissolution or other winding up of the Company whether or not involving insolvency or bankruptcy proceedings, and (z) any assignment for the benefit of creditors or any marshalling of the assets of the Company, then and in any such event,

                  (i) all Senior Indebtedness (including interest accruing on such Senior Indebtedness after the date of filing a petition or other action commencing any such proceeding) shall first be paid in full, or have provision made for payment and/or cancellation (as shall be appropriate) in full to the reasonable satisfaction of the holder of any Senior Indebtedness, before the holder of this Note is entitled to receive any payment on account of the principal of or premium, if any, or interest on the indebtedness evidenced by this Note, and

                  (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, provided the rights of the holders of Senior Indebtedness are not altered by such reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in this Article Eight with respect to this Note, to the payment of all Senior Indebtedness at the time outstanding and to the payment of all securities issued in exchange therefor to the holders of Senior Indebtedness at the time outstanding), to which the holder of this Note would be entitled except for the provisions of this Article Eight shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of and premium, if any, and interest on, the Senior Indebtedness held or represented by each, to the extent necessary to make payment of and/or to cancel (as may be appropriate) in full all Senior Indebtedness remaining unpaid and/or outstanding (as the case may be), after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness.

         (b) No payments on account of principal of or interest on this Note shall be made unless full payment of amounts then due for principal of (including any sinking fund payment), premium, if any, and interest on all Senior Indebtedness has been made and/or canceled (as may be appropriate) or otherwise duly provided for to the reasonable satisfaction of each holder of any Senior Indebtedness.

         (c) In the event and during the continuation of any default or event of default in respect of any Senior Indebtedness or under any agreement under which any Senior Indebtedness was issued continuing beyond the period of grace, if any, specified in such agreement, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company and no application of funds shall be made with respect to the principal of or interest on this Note.

         (d) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, provided that the rights of the holders of Senior Indebtedness are not altered by such reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in this Article Eight with respect to this Note, to the payment of all Senior Indebtedness at the time outstanding and to the payment of all securities issued in exchange therefor to the holders of Senior Indebtedness at the time outstanding), shall be received by the holder of this Note during the continuance of any event specified in Sections 802(a), 802(b) or 802(c) prohibiting such payment and before all Senior Indebtedness is paid in full and/or canceled (as may be appropriate), or provision made for its payment to the reasonable satisfaction of each holder of any Senior Indebtedness, such payment or distribution (subject to Section 804) shall be immediately paid by the holder hereof over to the holders of Senior Indebtedness (or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued upon their written request remaining unpaid or unprovided for as provided in the foregoing subparagraph (ii) of paragraph (a) of this Section 802, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness,

         (e) Subject to the payment in full and/or cancellation (as may be appropriate) of all Senior Indebtedness and the irrevocable and complete termination of all commitments and obligations to issue or fund any Senior Indebtedness (and not before such time), the holder of this Note shall be subrogated equally and ratably with the holders of all Pari Passu Debt to all rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of and interest on this Note shall be paid in full; and, for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of cash, property or securities distributable or paid over to the holders of Senior Indebtedness under the provisions hereof to which the holder of this Note or Pari Passu Debt, or any trustee of Pari Passu Debt, would be entitled except for the provisions of this Article Eight shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holder of this Note or of Pari Passu Debt, be deemed to be a payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article Eight are and are intended solely for the purpose of defining the relative rights of the holder of this Note, the holders of Pari Passu Debt and the holders of the Senior Indebtedness.

         (f) Nothing contained in this Article Eight or elsewhere in this Note is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness (and the persons and entities committed or obligated to issue or fund any Senior Indebtedness), and the holder of this Note, the obligation of the Company, which is absolute and unconditional, to pay to the holder hereof the principal of and premium, if any, and interest hereon, as and when the same shall become due and payable in accordance with the terms hereof, or is intended to or shall affect the relative rights of the holder hereof and other creditors of the Company other than the holders of the Senior Indebtedness (and the persons and entities committed or obligated to issue or fund any Senior Indebtedness), nor shall anything in this Note prevent the holder from exercising all remedies otherwise permitted by applicable law upon the happening of any Event of Default under this Note, subject to the rights, if any, under this Article Eight of the holders of Senior Indebtedness (and the persons and entities committed or obligated to issue or fund any Senior Indebtedness) in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

         (g) The Company shall give prompt written notice to the holder of this Note of any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, assignment, marshalling of assets or similar proceedings of the Company within the meaning of this Section 802. Upon any payment or distribution of assets of the Company referred to in this Article Eight, the holder of this Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending or a certificate of the liquidating trustee or agent or other person making any distribution to the holder of this Note for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eight. If the holder of this Note determines, in its sole discretion, that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Section 802, such holder may request such person to furnish evidence to the reasonable satisfaction of such holder as to the amount of Senior Indebtedness held by such person, as to the extent to which such person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such person under this Section 802, and if such evidence is not furnished, such holder may defer any payment to such person pending judicial determination as to the right of such person to receive such payment. Such holder shall be entitled to rely on the delivery to it of a written notice by a person representing himself, herself or itself, to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that notice has been given by a holder of Senior Indebtedness or a trustee on behalf of any such holder. With respect to the holders of Senior Indebtedness, the holder of this Note undertakes to perform or to observe only such of its covenants and obligations as are set forth in this Article Eight, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Note against the holder of this Note. The holder of this Note shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and in the absence of receipt of written request as provided for herein shall not be liable to any such holder if it shall retain or pay over to any other person, money or assets to which any holder of Senior Indebtedness shall be entitled pursuant to this Article Eight or otherwise.

         (h) Without notice to or the consent of the holder of this Note, the holders of the Senior Indebtedness or the persons or entities committed or obligated to issue or fund any Senior Indebtedness may at any time and from time to time, without impairing or releasing the subordination herein made, change the manner, place or terms of payment, or change or extend the time of payment of or renew or alter the Senior Indebtedness or the commitment or obligation to issue or fund any Senior Indebtedness, or amend or supplement in any manner any instrument evidencing the Senior Indebtedness or the commitment or obligation to issue or fund any Senior Indebtedness, any agreement pursuant to which the Senior Indebtedness was issued or incurred or any instrument securing or relating to the Senior Indebtedness or the commitment or obligation to issue or fund any Senior Indebtedness; release any person liable in any manner for the payment or collection of the Senior Indebtedness; exercise or refrain from exercising any rights in respect of the Senior Indebtedness against the Company or any other person; apply any money or other property paid by any person or released in any manner to the Senior Indebtedness; accept or release any security for the Senior Indebtedness; sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; or exercise or refrain from exercising any rights against the Company or any other person, all without thereby impairing the rights of such holders of Senior Indebtedness as provided in this Article Eight.

         SECTION 803. No Waiver of Subordination Provision. No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination, as herein provided, shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Note, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         SECTION 804. Payments to Noteholder. Nothing contained in this Article Eight or elsewhere in this Note, shall, however, affect the obligation of the Company to make, or prevent the Company from making, at any time, except as provided in Section 802, payments of principal of or premium, if any, or interest on this Note.

         SECTION 805. Authorization of Noteholder to Company to Effect Subordination. The holder of this Note by acceptance hereof irrevocably authorizes and directs the Company on the holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Eight and appoints the Company to serve as the holder's attorney-in-fact for such purpose.

         SECTION 806. All Provisions of Note Qualified by Article Eight. Notwithstanding anything herein contained to the contrary, all the provisions of this Note shall, except as otherwise provided herein, be subject to the provisions of this Article Eight, so far as the same may be applicable thereto; provided, however, that nothing in this Article Eight shall affect the rights of the holder hereof to convert this Note in accordance with the provisions of Article Four hereof.

                                  ARTICLE NINE

                            Miscellaneous Provisions

         SECTION 901. Successors and Assigns of Company Bound. All the covenants, stipulations, promises and agreements in this Note contained by or in behalf of the Company shall bind its successors and assigns, whether so expressed or not.

         SECTION 902. Notices. When this Note provides for notice of any event, such notice shall be sufficiently given (unless otherwise expressly herein provided) if in writing and sent by (i) first class U.S. mail, postage prepaid,
(ii) overnight courier, or (iii) facsimile (with a copy by overnight courier), if to the Noteholder at the address appearing on the Note Register, and if to the Company to United Shipping & Technology, Inc., 9850 51st Avenue North, Suite 110, Minneapolis, Minnesota 55442, facsimile: 612-941-6440, with a copy to

Daniel J. Amen, Faegre & Benson LLP, 2200 Norwest Center, 90 South Seventh Street, Minneapolis, Minnesota 55402, facsimile: 612-336-3026, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Any notice which is mailed to the Noteholder in this manner herein provided shall be conclusively presumed to have been duly given. Where this Note provides for notice in any manner such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

         SECTION 903. MINNESOTA CONTRACT. THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF MINNESOTA, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

         SECTION 904. Legal Holidays. In any case where the date of maturity of interest on or principal of this Note or the date fixed for redemption of this Note shall not be a business day, then payment of interest on or principal of this Note need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such prior date.

         SECTION 905. Severability In case any provision of this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                                   ARTICLE TEN

                                   Definitions

         SECTION 1001. Definitions. The terms defined in this Section 1001 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Note shall have the respective meanings specified in this Section 1001.

         "Act" shall mean the United States Federal Securities Act of 1933, as amended, or any successor thereto.

         "Bankruptcy Code" shall mean the United States Bankruptcy Code, 11 United States Code ss. 101 et seq., or any successor statute thereto.

         "Board of Directors," when used with reference to the Company, shall mean the Board of Directors of the Company, or any committee of such Board authorized to exercise the powers and authority of such Board with respect to the action purportedly taken by such committee.

         "Business Day" shall mean any day except a Saturday, a Sunday or a day on which banking institutions in the City of Minneapolis, Minnesota, are authorized or required by law to close.

         "Capitalized Lease Obligation" shall mean any obligation of the Company or any Subsidiary, as lessee or guarantor, to pay rent under a lease of real or personal property, which obligation, in the judgment of the independent public accountants employed by the Company, is required to be capitalized on the balance sheet of the lessee or guarantor in accordance with generally accepted accounting principles.

         "Common Stock," except as provided in Section 410, shall mean any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company.

         "Event of Default" shall have the meaning specified in Section 701 hereof, continued for the period of time, if any, and after the giving of notice, if any, therein designated. Unless the context otherwise requires, the term "default" shall mean any event specified in Section 701 not including any period of grace, if any, therein provided for and irrespective of the giving of notice, if any, therein designated.

         "Junior Indebtedness" shall mean indebtedness of the Company heretofore or hereafter created which, by the terms of the instrument by which such indebtedness is created or evidenced, ranks junior and subordinate in right of payment to this Note.

         "Note" shall mean this Note and any Note issued on exchange or transfer hereof.

         "Noteholder," "holder of this Note" or other similar terms mean any person in whose name at the time this Note shall be registered in the Note Register kept for that purpose in accordance with the terms hereof.

         "Pari Passu Debt" shall mean any indebtedness of the Company heretofore or hereafter created which, by the terms of the instrument by which such indebtedness is created or evidenced, ranks pari passu in right of payment with this Note and is entitled to like rights of subrogation.

         "Senior Indebtedness" shall mean the following, whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed, (a) the principal of, premium if any, and interest on (i) indebtedness (other than this Note) of the Company for money borrowed (including any indebtedness representing the deferred and unpaid balance of the purchase price of any property, if such indebtedness is payable by its terms over a period of more than 12 months), (ii) indebtedness of the Company evidenced by bonds, notes, debentures or similar obligations sold by the Company for money (other than this Note), (iii) Capitalized Lease Obligations, (iv) indebtedness or obligations incurred, assumed or guaranteed by the Company in connection with the acquisition or improvement of any property or asset or the acquisition by it or by a Subsidiary of any business, (v) indebtedness of others of the kinds described in the preceding clauses (i), (ii), (iii), and (iv), assumed or guaranteed by the Company or in effect guaranteed by the Company through an agreement to purchase or otherwise, (vi) obligations which would be classified as liabilities on the balance sheet of the Company in accordance with generally accepted accounting principles, evidencing the purchase price for the acquisition of assets of any kind, tangible or intangible, by the Company, except in the ordinary course of business; unless in each case referred to in clauses (i), (ii), (iii), (iv), (v) and (vi) above, by the terms of the instrument creating or evidencing the indebtedness or obligation it is expressly provided that such indebtedness is Pari Passu Debt or Junior Indebtedness under this Note, (b) any other indebtedness, liability or obligation, contingent or otherwise other than that arising pursuant to this Note, of the Company (any such indebtedness, liability or obligation being hereinafter in this definition referred to as an "Obligation"), and any guaranty, endorsement or other contingent obligation in respect of any Obligation of another, which is created, assumed or incurred by the Company after the date of this Note and which, when created, assumed or incurred, is specifically designated by the Company as Senior Indebtedness for the purposes hereof in the instrument creating or evidencing the Company's liability with respect to the Obligations of another and (c) any increases, refundings, renewals, rearrangements or extensions of and amendments, modifications and supplements to any indebtedness, liability or obligation described in clauses (a) or (b) above.

         "Subsidiary" shall mean any corporation of which the Company, or the Company and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly own voting securities entitling the holders thereof to elect a majority of the directors, either at all times or so long as there is no default or contingency which permits the holders of any other class or classes of securities to vote for the election of one or more directors.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed by a duly authorized officer.

                                       UNITED SHIPPING & TECHNOLOGY, INC.



                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------


[$1,690,000 Convertible Subordinated Note payable to J. Iver & Company]

                                                                    EXHIBIT A TO
                                                                  9% CONVERTIBLE
                                                               SUBORDINATED NOTE



                              NOTICE OF CONVERSION



To:      United Shipping & Technology, Inc.


         The undersigned hereby exercises the right to convert $_____________ of the outstanding principal and interest of the within 9% Convertible Subordinated Note at the date of this Notice at the conversion price of $__________ per share established pursuant to the Notice to Set Conversion Price dated ______________.

         Certificate(s) for such shares, *[and a new Note of like tenor for the balance of the principal and interest not converted] shall be issued in the name of and *[delivered to the undersigned][deposited into the account of the undersigned specified below].



Dated: _____________________


                                       **[NAME OF NOTEHOLDER]


                                       By:
                                          --------------------------------------
                                          Its:
                                              ----------------------------------

*    if applicable/as applicable
**   insert name of Noteholder

                                                                    EXHIBIT B TO
                                                                  9% CONVERTIBLE
                                                               SUBORDINATED NOTE



                         NOTICE TO SET CONVERSION PRICE



To:      United Shipping & Technology, Inc.


         The undersigned hereby gives you notice pursuant to Section 401 of the Note of its election to set the conversion price with respect to *[$________] *[all] of the outstanding principal amount of the Note at the amount of $________, being an amount equal to the average closing price of Common Stock for the twenty trading days immediately preceding the date of this Notice.

         **[This Notice shall supersede the prior Notice dated ____________ sent by the undersigned.]



Dated: _____________________


                                       ***[NAME OF NOTEHOLDER]


                                       By:
                                          --------------------------------------
                                          Its:
                                              ----------------------------------

*    insert amount converted or select "all"
**   insert prior Notice date
***  insert name of Noteholder